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                                   EXHIBIT 16





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                                     [LOGO]

                          CERTIFIIED PUBLIC ACCOUNTANTS

                             J.W. BOYLE & CO., LTD.

                                ESTABLISHED 1924
                         ------------------------------

March 24, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  First Federal Financial Services, Inc.
     Registration Statement on Form SB-2

Ladies and Gentlemen:

We have reviewed and agree with the disclosure contained in Form SB-2 Registration Statement filed by First Federal Financial Services, Inc. (the "Company") on March 15, 2004 regarding the Company's change of independent accountants.

Sincerely yours,



/s/ J.W. Boyle & Co., Ltd.
J. W. Boyle & Co., Ltd.
Belleville, Illinois